Exhibit 99.1

JOINT NEW RELEASE
Independent Bank Corp.	New England Bancorp, Inc.

Investor Contact:	Investor and Media Contact:
Robert D. Cozzone	Timothy T. Telman
Chief Financial Officer	President and Chief Executive Officer
(781) 982-6723	(508) 568-2301

Media Contact:
Jennifer Marino
Senior Vice President
(781) 982-6598
jennifer.marino@rocklandtrust.com

INDEPENDENT BANK CORP. AND NEW ENGLAND BANCORP, INC.
SIGN DEFINITIVE MERGER AGREEMENT
FOR ACQUISITION OF NEW ENGLAND BANCORP, INC.

INDEPENDENT ANTICIPATES DEAL WILL BE ACCRETIVE TO 2017 EARNINGS

Rockland, Massachusetts and Hyannis, Massachusetts (March 17, 2016). Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, and New England Bancorp, Inc., parent of Bank of Cape Cod, have signed a definitive merger agreement for Independent to acquire New England Bancorp and Rockland Trust to acquire Bank of Cape Cod.

Under the merger agreement each share of outstanding New England Bancorp common stock will be exchanged for 0.25 of a share of Independent common stock.

“We welcome the opportunity to join Bank of Cape Cod with Rockland Trust,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent Bank Corp. “Our banks both focus on making commercial loans without compromising credit quality. We expect that this acquisition will be accretive to 2017 earnings, increase Rockland Trust’s Cape Cod market share, and benefit our shareholders.”

“We are extremely pleased to join Rockland Trust, a growing bank with a terrific brand,” said Timothy Telman, the Chief Executive Officer of Bank of Cape Cod. “This transaction is in the best interests of our shareholders and will be good for our customers, who will enjoy the greater range of products and services that Rockland Trust offers and the convenience of Rockland Trust locations across Eastern Massachusetts.”

Bank of Cape Cod was founded in 2006 and currently has four Barnstable County bank branches, approximately $214 million in deposits, and approximately $229 million in loans.

Independent anticipates issuing approximately 660,000 shares of its common stock in the merger and will cash out any New England Bancorp warrants or options that remain outstanding at the effective time of the merger. Based upon Independent's $45.65 per share closing price on March 16, 2016 the transaction is valued at approximately $30.7 million. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes and to provide a tax-free exchange for New England Bancorp shareholders.

Independent anticipates that the acquisition will be approximately $0.05 accretive to 2017 operating earnings, primarily driven by consolidation efficiencies. Independent estimates that the transaction will generate an internal rate of return of about 20% and expects the transaction will be neutral to tangible book value per share. One time expenses attributable to the merger are expected to be approximately $3 million after tax in 2016.

The boards of directors of each company have unanimously approved the transaction. The transaction is subject to certain conditions, including the receipt of required regulatory approvals, approval by New England Bancorp shareholders, and other standard conditions. Independent shareholders do not need to approve the merger. The parties anticipate that the closing of the transaction will occur in the fourth quarter of 2016.

New England Bancorp’s directors and certain executive officers, who currently own about 17.8% of New England Bancorp’s outstanding shares in the aggregate, have signed voting agreements pursuant to which they have agreed to vote their shares in favor of the merger.

Independent used Day Pitney LLP as its legal counsel and received a fairness opinion from Keefe, Bruyette & Woods. New England Bancorp was advised by Piper Jaffray & Co. and used Luse Gorman, PC as its legal counsel.

About Independent Bank Corp.
Independent Bank Corp., which has Rockland Trust Company as its wholly-owned commercial bank subsidiary, has $7.2 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, visit www.RocklandTrust.com.
About New England Bancorp, Inc.
New England Bancorp, Inc. has $260 million in assets and is the holding company for Bank of Cape Cod. Bank of Cape Cod is a full-service community bank that offers a variety of deposit products and makes mortgage loans for the construction, purchase, and refinancing of residential and commercial real estate as well as other commercial and consumer loans of various types. The Bank of Cape Cod operates four full-service offices in the Massachusetts communities of Hyannis, Falmouth and Osterville.
Additional Information and Where to Find It
In connection with the proposed merger, Independent Bank Corp. intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 containing a proxy statement of New England Bancorp, Inc. and a prospectus of Independent Bank Corp. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Investors and security holders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the registration statement (when available), including the proxy statement/prospectus and other documents filed by Independent Bank Corp. with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded, free of charge, at Independent Bank Corp.’s web site at www.RocklandTrust.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by directing a request to Investor Relations, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, telephone (781) 982-6737.

Participants in the Solicitation
This communication is not a solicitation of a proxy from any security holder of New England Bancorp, Inc. However, Independent Bank Corp., New England Bancorp, Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from shareholders of New England Bancorp, Inc. in respect of the proposed transaction. Information regarding the directors and executive officers of Independent Bank Corp. may be found in its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders, which was filed with the Commission on March 30, 2015 and its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Commission on February 25, 2016, each of which can be obtained free of charge from Independent Bank Corp.’s website. Information regarding the directors and executive officers of New England Bancorp, Inc., the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Forward Looking Statements
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Independent Bank Corp. (the “Company”). These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes in the local real estate market;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	our inability to realize expected revenue synergies or cost savings from the acquisition of New England Bancorp in the amounts or in the timeframe anticipated;

•	our inability to retain customers and key employees of the Bank of Cape Cod;

•	our inability to successfully integrate the Bank of Cape Cod or that such integration will be more difficult, time-consuming or costly than expected;

•	our inability to obtain regulatory approval of the merger in the time-frame expected;

•	the effect of new laws and regulations regarding the financial services industry;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and,

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.